UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2007 (February 16, 2007)

BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi	38804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (662) 680-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
     Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
          On February 16, 2007, the Audit Committee of the Board of Directors of BancorpSouth, Inc. (the “Company”), upon recommendation from management and after discussion with KPMG LLP, the Company’s independent registered public accounting firm, concluded that the previously issued unaudited consolidated financial statements for the quarter ended September 30, 2006 contained in the Company’s quarterly report on Form 10-Q filed November 8, 2006 should not be relied upon because of an accounting error where a $6.8 million non-recurring income-tax expense that was reported in a press release filed on Form 8-K announcing the Company’s financial results for the fourth quarter of 2006 should have been recorded in the third quarter of 2006. The Company issued a press release announcing that it will amend its quarterly report on Form 10-Q for the quarter ended September 30, 2006 in order to correctly record a $6.8 million non-recurring provision for income taxes in the third quarter of 2006 rather than in the fourth quarter of 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Section 9 — Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
     Exhibit 99.1      Press release issued on February 16, 2007 by BancorpSouth, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.
By:	/s/ L. Nash Allen, Jr.
L. Nash Allen, Jr.
Treasurer and Chief Financial Officer

Date: February 20, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on February 16, 2007 by BancorpSouth, Inc.